Exhibit 99.3 Reconciliation of Adjusted income from continuing operations

	As reported Quarter Ended December 31, 2013		As Adjusted Quarter Ended December 31, 2013	As reported Quarter Ended September 30, 2013		As adjusted Quarter Ended September 30, 2013	As reported Quarter Ended December 31, 2012		As adjusted Quarter Ended December 31, 2012
		Adjustments			Adjustments			Adjustments
Net sales	$479.7		$479.7	$507.4		$507.4	$453.9		$453.9
Operating costs and expenses:
Cost of sales	415.3		415.3	416.3		416.3	356.3		356.3
Depreciation and amortization	26.3		26.3	25.8		25.8	17.9		17.9
Selling and administrative	46.6	(3.3)	43.3	33.5	(3.0)	30.5	36.3		36.3
Loss on sale or impairment of long lived assets	0.6	(0.6)	—	0.3	(0.3)	—	0.4	(0.4)	—
Other operating credits and charges, net	12.9	(12.9)	—	(16.1)	16.1	—	(4.1)	4.1	—
Total operating costs and expenses	501.7		484.9	459.8		472.6	406.8		410.5
Income (loss) from operations	(22.0)		(5.2)	47.6		34.8	47.1		43.4
Non-operating income (expense):
Interest expense, net of capitalized interest	(8.0)	—	(8.0)	(7.6)		(7.6)	(12.9)	3.0	(9.9)
Investment income	2.0		2.0	1.7		1.7	3.1		3.1
Other non-operating items	(2.3)	1.6	(0.7)	0.2	0.8	1.0	19.6	(20.0)	(0.4)
Total non-operating income (expense)	(8.3)		(6.7)	(5.7)		(4.9)	9.8		(7.2)
Income (loss) from continuing operations before taxes and equity in income of unconsolidated affiliates	(30.3)		(11.9)	41.9		29.9	56.9		36.2
Provision (benefit) for income taxes	(10.5)	10.5	—	4.4	(4.4)	—	12.6	(12.6)	—
"Normalized" tax rate @ 35%	—	(3.9)	(3.9)	—	10.5	10.5		14.1	14.1
Equity in income of unconsolidated affiliates	(0.6)		(0.6)	—		—	(4.3)		(4.3)
Income (loss) from continuing operations	(19.2)		(7.4)	37.5		19.4	48.6		26.4
Income (loss) from discontinued operations before tax	(1.9)		(1.9)	1.0		1.0	(3.9)		(3.9)
Provision (benefit) for income taxes	(0.7)		(0.7)	0.4		0.4	(1.4)		(1.4)
Income (loss) from discontinued operations	(1.2)		(1.2)	0.6		0.6	(2.5)		(2.5)
Net income (loss)	$(20.4)		$(8.6)	$38.1		$20.0	$46.1		$23.9
Income (loss) per share of common stock (basic):
Income (loss) per share from continuing operations	$(0.14)		$(0.05)	$0.27		$0.14	$0.35		$0.19
Loss per share from discontinued operations	(0.01)		(0.01)	—		—	(0.02)		(0.02)
Net Income (loss) per share	$(0.15)		$(0.06)	$0.27		$0.14	$0.33		$0.17

Income (loss) per share of common stock (diluted):
Income (loss) per share from continuing operations	$(0.14)		$(0.05)	$0.26		$0.13	$0.34		$0.18
Income (loss) per share from discontinued operations	(0.01)		(0.01)	—		0.01	(0.02)		(0.02)
Net Income (loss) per share	$(0.15)		$(0.06)	$0.26		$0.14	$0.32		$0.16

Average shares of stock outstanding - basic	140.6		140.6	140.0		140.0	138.6		138.6
Average shares of stock outstanding - diluted	140.6		140.6	144.0		144.0	143.3		143.3

	As Reported Year Ended December 31, 2013		As Adjusted Year Ended December 31, 2013	As Reported Year Ended December 31, 2012		As Adjusted Year Ended December 31, 2012
		Adjustments			Adjustments
Net sales	$2,085.2		$2,085.2	$1,691.2		$1,691.2
Operating costs and expenses:
Cost of sales	1,636.9		1,636.9	1,383.2		1,383.2
Depreciation and amortization	91.3		91.3	73.4		73.4
Selling and administrative	150.2	(6.3)	143.9	128.4		128.4
Loss on sale or impairment of long-lived assets, net	0.2	(0.2)	—	4.9	(4.9)	—
Other operating credits and charges, net	3.8	(3.8)	—	(2.9)	2.9	—
Total operating costs and expenses	1,882.4		1,872.1	1,587.0		1,585.0
Income from operations	202.8		213.1	104.2		106.2
Non-operating income (expense):
Interest expense, net of capitalized interest	(36.0)	—	(36.0)	(49.3)		(49.3)
Investment income	10.3		10.3	14.8	2.0	16.8
Early debt extinguishment	(2.3)	2.3	—	(52.2)	52.2	—
Other non-operating items	31.8	(35.8)	(4.0)	17.3	(20.0)	(2.7)
Total non-operating income (expense)	3.8		(29.7)	(69.4)		(35.2)
Income from continuing operations before taxes and equity in income of unconsolidated affiliates	206.6		183.4	34.8		71.0
Provision for income taxes	41.1	(41.1)	—	7.0	(7.0)	—
"Normalized" tax rate @ 35%	—	68.7	68.7	—	25.4	25.4
Equity in income of unconsolidated affiliates	(11.9)	(2.7)	(14.6)	(1.7)		(1.7)
Income from continuing operations	177.4		129.3	29.5		47.3
Loss from discontinued operations before taxes	(0.4)		(0.4)	(1.1)		(1.1)
Benefit for income taxes	(0.1)		(0.1)	(0.4)		(0.4)
Loss from discontinued operations	(0.3)		(0.3)	(0.7)		(0.7)
Net income	$177.1		$129.0	$28.8		$46.6
Income (loss) per share of common stock (basic):
Income from continuing operations	$1.27		$0.93	$0.22		$0.35
Loss from discontinued operations	—		(0.01)	(0.01)		(0.01)
Net income per share	$1.27		$0.92	$0.21		$0.34

Income (loss) per share of common stock (diluted):
Income from continuing operations	$1.23		$0.90	$0.20		$0.33
Loss from discontinued operations	—		(0.01)	—		—
Net income per share	$1.23		$0.89	$0.20		$0.33

Average shares of stock outstanding - basic	139.6		139.6	137.1		137.1
Average shares of stock outstanding - diluted	144.3		144.3	142.6		142.6